                                                                   EXHIBIT 10.14

                                AGREEMENT BETWEEN
                  HYLAND SOFTWARE, INC. AND JOHN P. HYLAND, SR.

This Agreement sets forth the mutual understandings and arrangements between John P. Hyland, Sr. ("Hyland") and Hyland Software, Inc. ("the Company"), with respect to Hyland's employment at the Company and the separation of such employment.

Hyland acknowledges that his separation from the Company will be effective June 30, 2001,

The Company hereby agrees to extend to Hyland a put right whereby, on July 1st of each year Hyland may elect to sell one hundred fifty thousand dollars ($150,000) worth of shares back to the company or its assigns as follows:

- The put right will commence on July 1, 2001 and extend for up to 10 years.

- The put right will terminate upon any of the following conditions: IPO, sale, liquidation, merger, or financial hardship of the Company.

- Each year that this option is available to Hyland, he must notify the company in writing between May 15th and June 15th that he wishes to exercise his put right for that year.

- Number of shares put will be: 150,000 divided by the then current fair market value.

- The company may elect to pay the amount in 12 equal payments on the first of each month beginning July 1st and ending on June 1st.

- If Hyland does not exercise his put right for a particular year, he forfeits the put right for that year.

Hyland acknowledges and agrees that no promise or agreement not expressed in this letter has been made to him and that this Settlement Agreement embodies the entire agreement and understanding between the parties hereto concerning Hyland's employment and the termination thereof and supersedes all prior agreements.

Each has read the foregoing and agree to the terms and conditions contained herein.

/s/ John P. Hyland, Sr.                        /s/ Chris Hyland
----------------------                       ----------------------------------
John P. Hyland, Sr.                          Witness Signature

01/16/01                                       CHRIS HYLAND
----------------------                       -----------------------------------
Date                                         Witness Printed Name

HYLAND SOFTWARE, INC.

By:/s/ J. Packy Hyland, Jr.
   -------------------------

  J. Packy Hyland, Jr.
 ---------------------------
(Printed Name)

Its:   CEO
    ------------------------
Date: 1-16-01
    ------------------------
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                  Confidential - (C) 2002 Hyland Software, Inc.

              AMENDMENT TO AGREEMENT BETWEEN HYLAND SOFTWARE, INC.
                                       AND
                               JOHN P. HYLAND, SR.
                             DATED JANUARY 16, 2001

         Hyland Software, Inc. ("Company") and John P. Hyland, Sr. ("Mr. Hyland") agree, effective this 7th day of June, 2002, to the following amendment to the Agreement ("Agreement") between them dated January 16, 2001, with respect to the separation of Mr. Hyland's employment from the Company.

         1. The Company extends the date of exercise by Mr. Hyland of his 2002 "put" right for up to $150,000 worth of common shares from July 1, 2002 to any time on or before January 15, 2003, and all dates set forth in the Agreement with respect to the 2002 "put" right shall be appropriately extended to reflect the adjusted exercise date. Mr. Hyland agrees that the "fair market value" of the shares to be repurchased if such 2002 "put" right is exercised shall be $4.25 per share for all purposes of the Agreement.

         2. In all other respects the Agreement remains unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this amendment as of this 7th day of June, 2002.

/s/ John P. Hyland, Sr.
------------------------------
John P. Hyland, Sr.

HYLAND SOFTWARE, INC.

By: /s/ Chris Hyland
    --------------------------
Its: EVP